Exhibit 99.1

Ernst & Young LLP	Phone: (212) 773-3000
5 Times Square	www.ey.com
New York, NY 10036

Report of Independent Registered Public Accounting Firm

To the Board of Directors of GSC Acquisition Company:

We have audited the accompanying balance sheet of GSC Acquisition Company (the “Company”) as of June 29, 2007, and the related statements of operations, Stockholders’ equity and cash flows for the period from January 1, 2007 to June 29, 2007. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of GSC Acquisition Company as of June 29, 2007, and the results of its operations, changes in stockholder’s equity and its cash flows for the period from January 1, 2007 to June 29, 2007, in conformity with U.S. generally accepted accounting principles.

New York, New York
July 2, 2007

A member firm of Ernst & Young Global Limited

GSC ACQUISITION COMPANY
 (a development stage company)

BALANCE SHEET

ASSETS

	June 29, 2007	December 31, 2006
Cash and cash equivalents	$1,049,767	$24,918
Cash and cash equivalents held in trust	201,695,000	—
Account receivable	12,297	—
Deferred offering costs	—	190,122

Total assets	$202,757,064	$215,040

LIABILITIES AND STOCKHOLDERS’ EQUITY

Liabilities
Accrued expenses	$90,000	$105,000
Accrued offering costs	710,565	147,963
Due to affiliate	386,697	75,496
Deferred underwriting discount	6,210,000	―
Total liabilities	7,397,262	328,459
Common stock, subject to possible conversion, 4,139,999 shares at $9.74 per share	40,338,990	―

Stockholders’ equity (1)
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued or outstanding	―	―
Common stock, $0.001 par value, 200,000,000 shares authorized; 25,200,000 and 6,562,500 shares issued and outstanding at June 29, 2007 and December 31, 2006, respectively	25,200	6,563
Additional paid-in capital	155,146,405	18,437
Accumulated deficit	(150,793)	(138,419)
Total stockholders’ equity	155,020,812	(113,419)

Total liabilities and stockholders’ equity	$202,757,064	$215,040

(1) – Share amounts have been retroactively restated as of December 31, 2006 to reflect the effect of a stock dividend of one share for each five outstanding shares of common stock (see note 6).

See accompanying notes.

GSC ACQUISITION COMPANY
(a development stage company)

STATEMENT OF OPERATIONS
For the period from January 1, 2007 to June 29, 2007
And for the period from October 26, 2006 (date of inception) to December 31, 2006

	For the period from January 1, 2007 to June 29, 2007	For the period from October 26, 2006 (date of inception) to December 31, 2006
Organization costs	$—	$75,000
Professional fees	11,053	63,333
Miscellaneous expenses	1,321	86
Net loss	$12,374	$138,419

Weighted average number of common shares outstanding, basic and diluted (1)	6,300,829	6,562,500
Net loss per common share, basic and diluted (1)	$(0.00)	$(0.02)

(1) – Share amounts have been retroactively restated as of December 31, 2006 to reflect the effect of a stock dividend of one share for each five outstanding shares of common stock (see note 6).

See accompanying notes.

GSC ACQUISITION COMPANY
(a development stage company)

STATEMENT OF STOCKHOLDERS’ EQUITY
For the period from January 1, 2007 to June 29, 2007
And for the period from October 26, 2006 (date of inception) to December 31, 2006

	Common Stock (1)		Additional Paid-in	Deficit Accumulated During the Development	Total Stockholders’
	Shares	Amount	Capital	Stage	Equity

Common shares issued	6,562,500	$6,563	$18,437	$—	$25,000
Net loss				(138,419)	(138,419)
Balances, at December 31, 2006	6,562,500	6,563	18,437	(138,419)	(113,419)

Common stock repurchased from founding stockholder and directors for $4.00	(2,062,500)	(2,063)	2,059	—	(4)
Sale of 20,700,000 units, net of underwriting discounts and offering costs	20,700,000	20,700	191,464,899	—	191,485,599
Net proceeds subject to possible conversion of 4,139,999 shares	—	—	(40,338,990)	—	(40,338,990)
Proceeds from sale of warrants to founding stockholder	—	—	4,000,000	—	4,000,000
Net loss	—	—	—	(12,374)	(12,374)
Balances, at June 29, 2007	25,200,000	$25,200	$155,146,405	$(150,793)	$(155,020,812)

(1) – Share amounts have been retroactively restated as of December 31, 2006 to reflect the effect of a stock dividend of one share for each five outstanding shares of common stock (see note 6).

See accompanying notes

GSC ACQUISITION COMPANY
(a development stage company)

STATEMENT OF CASH FLOWS
For the period from January 1, 2007 to June 29, 2007
And for the period from October 26, 2006 (date of inception) to December 31, 2006

Cash flows from operating activities	For theperiod from January 1, 2007 to June 29, 2007	For the period from October 26, 2006 (date of inception) to December 31, 2006
Net loss	$(12,374)	$(138,419)
Adjustments to reconcile net loss to net cash provided by (used in ) operating activities:
Change in operating assets and liabilities:
Deferred offering costs	190,122	(190,122)
Account receivable	(12,297)	—
Accrued expenses	(15,000)	147,963
Accrued offering costs	562,602	105,000
Due to affiliate	311,201	75,496
Net cash provided by (used in) operating activities	1,024,254	(82)

Cash flows from investing activities
Cash held in trust account	(201,695,000)	—
Net cash used in investing activities	(201,695,000)	—

Cash flows from financing activities
Gross proceeds from initial public offering	207,000,000
Proceeds from sale of common stock to founding stockholder	—	25,000
Proceeds from sale of warrants	4,000,000	—
Repurchase of common stock	(4)	—
Payment of underwriter’s discount and offering expenses	(9,340,401)	—
	—	—
Net cash provided by financing activities	201,695,595	25,000

Net increase in cash	1,024,849	24,918
Cash, beginning of period	24,918	―
Cash, end of period	$1,049,767	$24,918

See accompanying notes

GSC ACQUISITION COMPANY
(a development stage company)

Notes to Financial Statements

Note 1 — Organization and Nature of Business Operations

GSC Acquisition Company (the “Company”) was incorporated in Delaware on October 26, 2006.  The Company was formed to acquire, through merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination, one or more currently unidentified businesses or assets.  The Company has selected December 31 as its fiscal year end.

The Company has neither engaged in any operations nor generated any revenue.  All activity through June 29, 2007 relates to the formation of the Company and its initial public offering described below and in Note 3. The Company will not generate any operating revenues until after completion of its initial business combination. The Company will generate non-operating income in the form of interest income on cash and cash equivalents.

The registration statement for the Company’s initial public offering (“Offering”) was declared effective June 25, 2007. The Company consummated the Offering on June 29, 2007 and recorded proceeds of approximately $191.5 million net of the underwriters’ discount of $14.5 million and offering costs of $1.0 million.

A total of $201,695,000, including $191.5 million of the net proceeds from the Offering, $4.0 million from the sale of warrants to the Founding Stockholder (see Note 4) and $6.2 million of deferred underwriting discounts and commissions, has been placed in a trust account at JPMorgan Chase Bank, N.A., with the American Stock Transfer & Trust Company as trustee.  Except for a portion of the interest income to be released to the Company, the proceeds held in trust will not be released from the trust account until the earlier of the completion of the Company’s initial business combination or the liquidation of GSC Acquisition Company.  Under the terms of the investment management trust agreement, up to $2.4 million of interest income (net of taxes payable) may be released to the Company, subject to availability.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Offering, although substantially all of the net proceeds of the Offering are intended to be generally applied toward consummating a business combination with an operating company. As used herein, a “Target Business” shall mean one or more businesses or assets that at the time of the Company’s initial business combination has a fair market value of at least 80% of the balance in the trust account (excluding deferred underwriting discounts of $6.21 million) described below and a “Business Combination” shall mean the acquisition by the Company of such Target Business.

The Company’s efforts in identifying prospective target businesses will not be limited to a particular industry. Instead, the Company intends to focus on various industries and target businesses in the United States and Europe that may provide significant opportunities for growth.

The Company will seek stockholder approval before it will effect any Business Combination, even if the Business Combination would not ordinarily require stockholder approval under applicable state law. In connection with the stockholder vote required to approve any Business Combination, the Company’s first stockholder (the “Founding Stockholder”) and its three directors have agreed to vote the shares of common stock they owned immediately before this offering in accordance with the majority of the shares of common stock voted by the Public Stockholders. “Public Stockholders” is defined as the holders of common stock sold as part of the Units in the Offering or in the aftermarket. The Company will proceed with a Business Combination only if a majority of the shares of common stock voted by the Public Stockholders are voted in favor of the Business Combination and Public Stockholders owning up to 20% of the shares (minus one share) sold in the Proposed Offering vote against the business combination and exercise their conversion rights. If a majority of the shares of common stock voted by the Public Stockholders are not voted in favor of a proposed initial Business Combination but 24 months has not yet passed since closing of the Proposed Offering, the Company may combine with another Target Business meeting the fair market value criterion described above.

GSC ACQUISITION COMPANY
(a development stage company)

Notes to Financial Statements — (Continued)

Note 1 — Organization and Nature of Business Operations (continued)

If a Business Combination is approved and completed,  Public Stockholders voting against a Business Combination will be entitled to convert their stock into a pro rata share of the aggregate amount then on deposit in the trust account, before payment of underwriting discounts and commissions and including any interest earned on their pro rata portion of the trust account, net of income taxes payable thereon, and net of any interest income of up to $2.4 million on the balance of the trust account previously released to the Company to fund its working capital requirements. Public Stockholders who convert their stock into their share of the trust account will continue to have the right to exercise any Warrants they may hold.  As of June 29, 2007, 4,139,999 shares of common stock are subject to conversion at approximately $9.74 per share totaling $40,338,990.

The Company will dissolve and promptly distribute only to its Public Stockholders the amount in the trust account, less any income taxes payable on interest income and any interest income of up to $2.4 million on the balance of the trust account previously released to the Company to fund its working capital requirements, plus any remaining net assets if the Company does not effect a Business Combination by within 24 months from the date of the final prospectus relating to the Offering. In the event of liquidation, it is likely that the per share value of the residual assets remaining available for distribution (including trust account assets) will be less than the initial public offering price per Unit in the Offering (assuming no value is attributed to the Warrants contained in the Units).

Note 2 — Summary of Significant Accounting Policies

Cash and cash equivalents:
The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

Loss per common share:
Loss per share is computed by dividing net loss applicable to common stockholders by the weighted average number of common shares outstanding for the period.

The 24,700,000 warrants to purchase common stock were anti-dilutive and excluded from the calculation of diluted loss per share for the period from January 1, 2007 to June 29, 2007.

Use of estimates:
The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Offering costs:
Deferred offering costs as of December 31, 2006 consisted principally of legal fees incurred through the balance sheet date that are related to the Offering and were charged to additional paid-in capital at the time of the closing of the Offering.

Accrued offering costs as of June 29, 2007 consisted principally of legal, printing and road show fees incurred through the balance sheet date that are related to the Offering and were charged to additional paid-in capital at the time of the closing of the Offering.

Organization costs:
Organization costs consist principally of professional fees incurred in connection with the organization of the Company and have been expensed as incurred.

GSC ACQUISITION COMPANY
(a development stage company)

Notes to Financial Statements — (Continued)

Note 3 — Initial Public Offering

On June 29, 2007, the company sold to the public 20,700,000 units (“Units”) at a price of $10.00.  Each unit consists of one share of our common stock, $0.001 par value, and one redeemable common stock purchase warrant (“Warrant”).

Each Warrant entitles the holder to purchase from the Company one share of common stock at an exercise price of $7.50 commencing the later of the completion of a Business Combination with a Target Business or 13 months from June 29, 2007 (“Closing Date”) of the initial public offering and expiring four years from the date of the prospectus, unless earlier redeemed. Holders of the Warrants must pay the exercise price in full upon exercise of the Warrants. The Warrants will be redeemable at a price of $0.01 per Warrant upon 30 days notice after the Warrants become exercisable, only in the event that the last sale price of the common stock is at least $14.25 per share for any 20 trading days within a 30 trading day period ending on the third business day prior to the date on which notice of redemption is given. The terms of the Warrants include, among other things, that (i) in no event will a Warrant holder be entitled to receive a net cash settlement of the Warrant, and (ii) the Warrants may expire unexercised and worthless if a prospectus relating to the common stock to be issued upon the exercise of the warrants is not current and an applicable registration statement is not effective prior to the expiration date of the Warrant, and as a result purchasers of our Units will have paid the full Unit purchase price solely for the share of common stock included in each Unit.

The Company has paid the underwriters in the Offering an underwriter discount of 7.0% of the gross proceeds of the Offering.  However, the underwriters have agreed that 3.0% of the gross proceeds will not be payable unless and until the Company completes a Business Combination and have waived their right to receive such payment upon the Company’s liquidation if it is unable to complete a Business Combination.  As of June 29, 2007, such amount is $6.21 million which is included as deferred underwriting discount on the balance sheet.

Note 4 — Related Party Transactions

On November 7, 2006, the Founding Stockholder purchased 5,468,750 shares of the Company’s common stock (“Initial Founding Shares”) for an aggregate purchase of $25,000. Subsequent to the purchase of the Initial Founder’s Shares, our Founding Stockholder sold an aggregate of 82,032 of the initial founder’s shares to three of our directors. The Initial Founding Shares are identical to those included in the Units except that our Founding Stockholder and each transferee has agreed 1) that in connection with the stockholder vote required to approve the Company’s initial Business Combination, to vote the Initial Founding Shares in accordance with a majority of the shares of common stock voted by the Public Stockholders and 2) to waive its right to participate in any liquidation distribution with respect to the Initial Founding Shares if a Business Combination is not consummated by June 25, 2009.

On November 7, 2006, the Founding Stockholder entered into a binding agreement to purchase an aggregate of 4,000,000 Warrants at a price of $1.00 per Warrant from the Company. The purchase was consummated on June 29, 2007.  The Warrants are identical to the Warrants contained in the Units except that they are not redeemable while held by the Founding Stockholder or its permitted transferees and the shares of common stock issued upon exercise of such Warrants by the Founding Stockholder or its permitted transferees will not be registered under the Securities Act but will be subject to certain resale registration rights. The Founding Stockholder has further agreed that it will not sell or transfer these Warrants until completion of a Business Combination, except in certain limited circumstances.

The Company has agreed to pay to GSCP (NJ) Holdings, L.P., an affiliate of the Founding Stockholder, a total of $7,500 per month for office space and general and administrative services. Services commenced on June 25, 2007, the effective date of the initial public offering, and will terminate upon the earlier of (i) the consummation of a Business Combination, or (ii) the liquidation of the Company.

GSC ACQUISITION COMPANY
(a development stage company)

Notes to Financial Statements — (Continued)

Note 4 — Related Party Transactions (continued)

A recapitalization was effected on May 29, 2007, in which the Company purchased from the Founding Stockholder 1,692,968 of outstanding shares of common stock for retirement and a total of 25,782 of outstanding shares of common stock from three directors, in each case for nominal consideration of $1.00.

Note 5 — Preferred Stock

The Company is authorized to issue 1,000,000 shares of preferred stock with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors.

Note 6 — Common Stock

A recapitalization was effected on May 29, 2007, in which the Company purchased from the Founding Stockholder 1,692,968 of outstanding shares of common stock for retirement and a total of 25,782 of outstanding shares of common stock from three directors, in each case for nominal consideration of $1.00.

On June 25, 2007 the Board of Directors declared a stock dividend to stockholders of record on June 24, 2007.  The stock dividend was paid on June 29, 2007.  One share of Common stock was issued for each five outstanding shares of Common Stock.    All references in the accompanying financial statements as of December 31, 2006 and for the period from October 26, 2006 (date of inception) to December 31, 2006 to the number of shares of common stock have been retroactively restated to reflect this transaction.

These transactions were effected to ensure that the shares included in the Units sold in the initial public offering represented approximately 80% of the Company’s outstanding share capital.

Note 7 — Recent Accounting Pronouncements

On July 13, 2006, the Financial Accounting Standards Board (“FASB”) released FASB Interpretation No. 48 “Accounting for Uncertainty in Income Taxes” (“FIN 48”). FIN 48 provides guidance for how uncertain tax positions should be recognized, measured, presented and disclosed in the financial statements. FIN 48 requires the evaluation of tax positions taken or expected to be taken in the course of preparing the Company’s tax returns to determine whether the tax positions are “more-likely-than-not” of being sustained by the applicable tax authority. Tax positions not deemed to meet the more-likely-than-not threshold would be recorded as a tax benefit or expense in the current year. The Company has adopted FIN 48 as of January 1, 2007, as required.  The Company has evaluated and determined that the adoption of FIN 48 does not have an effect on the Company’s financial positions and results of operations at this time given its limited operations and activities.

On September 20, 2006, the FASB released Statement of Financial Accounting Standards No. 157 “Fair Value Measurements” (“FAS 157”). FAS 157 establishes an authoritative definition of fair value, sets out a framework for measuring fair value, and requires additional disclosures about fair-value measurements. The application of FAS 157 is required for fiscal years beginning after November 15, 2007 and interim periods within those fiscal years. At this time, management is evaluating the implications of FAS 157 and its impact on the financial statements has not yet been determined.